Exhibit 10.5

October 27, 2014

Mr. Robert Dickey IV
320 West Mermaid Lane
Philadelphia, PA 19118
Dear Rob:
This letter agreement when fully executed shall serve as an amendment (the “Amendment”) to the employment agreement dated as of August 16, 2013 and entered into between you and the “Company” (the “Original Agreement”) with respect to your service to the Company as its Chief Financial Officer. This Amendment shall become effective (the “Effective Date”) upon its full execution and shall modify the Original Agreement as follows:

1.
The amount of your relocation and housing expenses for the Term as provided in Section 4(c) of the Original Agreement shall be increased from $40,000 to up to $64,000 and such $24,000 incremental amount shall be paid during the remainder of the Term upon presentment of invoices.

Terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement. Except as set forth herein the terms of the Original Agreement shall remain unchanged.
NeoStem, Inc.
By:/s/ Robin Smith
Name:Robin Smith
Title:CEO
ACKNOWLEDGED AND AGREED:
/s/ Robert Dickey IV
Robert Dickey IV